Exhibit 10.2

SEVENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Amendment”) is made effective as of the 8th day of February, 2008, by and among FARM & HOME OIL COMPANY LLC, a Pennsylvania limited liability company, successor by merger to FARM & HOME OIL COMPANY (“F&H”), UNIVEST NATIONAL BANK AND TRUST CO., as Agent (“Agent”) and UNIVEST NATIONAL BANK AND TRUST CO., as Lender, WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender, FULTON BANK, as Lender and CITIZENS BANK OF PENNSYLVANIA, as a Lender (collectively, the “Lenders” and each a “Lender”).

BACKGROUND

A.            Farm & Home Oil Company, predecessor to Farm & Home Oil Company LLC (“Farm and Home”), Agent and the Lenders named therein are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2004 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated January 10, 2005, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated July 13, 2005, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated August 19, 2005, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated December 7, 2005, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated December 22, 2006, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated November 20, 2007 and as the same may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B.            F&H, Agent and Lenders desire to further amend the Loan Agreement as set forth herein.

C.            Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Merger; Sale of Interests; Consent.

(a)           Pursuant to that certain (i) Agreement of Merger dated February 6, 2008 among F&H and Farm and Home (the “Merger Agreement”) and (ii) Certificate of Merger filed with the Secretary of State of the Commonwealth of Pennsylvania on February 7, 2008 (the “Articles of Merger”), Farm and Home (formerly the Borrower under the Loan Agreement) merged with and into F&H, with F&H being the surviving entity (the “Merger”).

(b)           On or about the date hereof, Buckeye Energy Holdings LLC, a Delaware limited liability company (“Buckeye”) purchased all of the membership interests in F&H (the “Acquisition”), pursuant to that certain Purchase Agreement dated December 21, 2007 (the “Purchase Agreement”) among Buckeye, Farm and Home, Richard A. Longacre and the other Sellers referred to therein.

(c)           The Merger Agreement, Articles of Merger and Purchase Agreement are referred to herein, collectively, as the “Transaction Documents”.  The copies of the Transaction Documents attached hereto as Exhibit “A” are true and complete copies of such documents, none of which have been modified or amended.

(d)           Subject to the terms and conditions of this Amendment, Agent and each Lender hereby consent to the Merger and the Acquisition on the terms and conditions set forth in the Transaction Documents.  Solely for the purpose of avoiding the occurrence of a Default or Event of Default which would be caused by the Merger and the Acquisition, Agent and each Lender hereby waive compliance with those provisions of the Loan Agreement and the other Loan Documents which would prohibit the Merger and the Acquisition.

2.             F&H Post-Merger and Acquisition.  F&H represents and warrants to Agent and each Lender that:

(a)           The transactions contemplated by the Transaction Documents have been consummated in accordance with the terms and conditions set forth in the Transaction Documents.

(b)           As a result of the Merger, F&H succeeded to all assets, properties, rights and remedies of Farm and Home, including, without limitation, all assets of Farm and Home previously granted, pledged or assigned by Farm and Home to Agent as Collateral, and F&H is the sole legal and beneficial owner of such assets, properties, rights and remedies, subject only to the liens and encumbrances therein permitted pursuant to the terms of the Loan Agreement and the other Loan Documents.

(c)           As a result of the Merger, F&H succeeded to and is directly responsible for the payment and performance of all indebtedness, liabilities, obligations and covenants of Farm and Home, including, without limitation, all sums advanced and outstanding, or to be advanced thereafter, under the Loan Agreement or any of the other Loan Documents and all other obligations and covenants of Farm and Home to Agent and Lenders under the Loan Agreement or any of the other Loan Documents.

3.             F&H as Borrower.

(a)           Effective as of the date hereof, F&H shall be for all purposes the “Borrower” under the Loan Agreement.  By its execution hereof, F&H hereby becomes a party to and agrees to be bound by the Loan Agreement and each of the other Loan Documents.

(b)           F&H ratifies, confirms and assumes direct liability for all indebtedness, liabilities and covenants of Borrower under the Loan Agreement and each of the other Loan Documents.  F&H covenants and agrees to perform all covenants and agreements of Borrower under the Loan Agreement and each of the other Loan Documents all in accordance with the terms thereof.  F&H hereby recites all representations and warranties set forth in the Loan Agreement (as modified by the updated schedules attached hereto) and each of the other Loan Documents as of the date hereof, as if F&H were the original Borrower thereunder and agrees to be bound by all of the terms, conditions, covenants, restrictions, waivers and consents set forth in the Loan Agreement and each of the other Loan Documents.

(c)           F&H hereby grants to Agent for the benefit of Agent and each Lender all of the rights, remedies and authorities of Agent and each Lender with respect to F&H and F&H’s assets set forth in the Loan Agreement and each of the other Loan Documents including without limitation, the right to exercise all powers of attorney with respect to F&H set forth therein and the right to exercise the remedies set forth in Sections 7.2, 7.3, 7.4 and 7.5 of the Loan Agreement.

(d)           F&H agrees that all notices to which it may be entitled under the Loan Agreement, the other Loan Documents or otherwise, may be sent to them at the address set forth in Section 10.3(b) of the Loan Agreement.

4.             Security Interest in Collateral.  To secure the prompt payment and performance to Agent and each Lender of the Obligations, F&H hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of the following, whether now owned or existing or hereafter acquired or arising and wheresoever located:

(a)           All now owned and hereafter acquired right, title and interest of F&H in, to and in respect of all: accounts (including health care insurance receivables), interest in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including, but not limited to payment intangibles, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, existing and future leasehold interests in equipment and fixtures and goodwill); stock and other ownership interests in subsidiaries and other entities; documents (including bills of lading, warehouse receipts and other documents of title); instruments; investment property and financial assets of every kind; insurance policies (including, without limitation, the cash surrender value of all life insurance policies); letters of credit, bankers’ acceptances, guaranties and letter of credit rights, and all supporting obligations and rights to receive payment thereunder; cash monies, deposits, securities, bank accounts, deposit accounts, reserves and credits; all property now or hereafter held in any capacity by Agent or Lenders, any of their affiliates or any entity which, at any time, participates in Agent’s or any Lender’s financing of F&H or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above; all commercial tort claims of F&H based on or arising in connection with any of the matters described on Schedule 4.3(a), and all judgments, orders and awards issued in connection therewith;

(b)           All now owned and hereafter acquired right, title and interest of F&H in, to and in respect of all goods of F&H including, without limitation, all (i) inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including, without limitation, all raw materials, work-in-process, finished goods, and materials to be used or consumed in F&H’s business; all returned or repossessed goods and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and (ii) equipment and fixtures wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, and furniture and any and all additions, substitutions, replacements (including spare parts) and accessions thereof and thereto;

(c)           Without in any way limiting the generality of any of the foregoing, all now owned or hereafter acquired right, title and interest of F&H in, to and in respect of all (i) margin deposits and accounts maintained by F&H with any party (including, without limitation, all

Approved Margin Deposits); (ii) Derivatives Contracts; (iii) delivery contracts with F&H’s customers; and (iv) F&H’s customer list;

(d)           All now owned and hereafter acquired right, title and interests of F&H in, to and in respect of any personal property in or upon which Agent or any Lender has or may hereafter have a security interest, lien or right of setoff;

(e)           All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of F&H, any computer service bureau or other third party; and

(f)            All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

Without in any way limiting the generality of the foregoing, (a) in no event will any existing or future Hedging Agreements with Agent or any Lender, any affiliate of Agent or any Lender or any participant with Agent or any Lender in respect of this Agreement be deemed Collateral; and (b) notwithstanding the foregoing grant of a security interest, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease in which the lessee is a Sanctioned Person shall be Collateral.

Lender may reject or refuse to accept any Collateral for credit toward payment of the Obligations that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

5.             CONFESSION OF JUDGMENT.  F&H HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR F&H AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST F&H ON THE NOTES OR THE LOAN DOCUMENTS AT THE SUIT OF AGENT OR ANY LENDER, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST F&H FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES AND ALL OTHER SUMS TO BE PAID BY F&H TO OR ON BEHALF OF AGENT AND/OR ANY LENDER PURSUANT TO THE TERMS OF THE NOTES OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY’S COLLECTION COMMISSION OF TEN PERCENT (10%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS AMENDMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE UNDER THE NOTES AND UNDER THE LOAN DOCUMENTS.  F&H

ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THE NOTES AND THE LOAN DOCUMENTS AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF F&H IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.

6.             CONFESSION OF JUDGMENT IN EJECTMENT.  F&H HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST F&H, AS WELL AS AGAINST ALL PERSONS CLAIMING UNDER, BY OR THROUGH F&H, AND IN FAVOR OF AGENT, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR POSSESSION, CONTROL OR BOTH OF THE PREMISES (AS DEFINED IN THE MORTGAGES), IMPROVEMENTS (AS DEFINED IN THE MORTGAGES) AND BUILDING EQUIPMENT (AS DEFINED IN THE MORTGAGES), WITHOUT THE NECESSITY OF FILING ANY BOND AND WITHOUT ANY STAY OF EXECUTION OR APPEAL.  THIS INSTRUMENT, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT THEREFOR; WHEREUPON, APPROPRIATE PROCESS TO OBTAIN POSSESSION, CONTROL OR BOTH OF THE PREMISES, IMPROVEMENTS AND BUILDING EQUIPMENT, INCLUDING LEVY AND EXECUTION, MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER.  F&H HEREBY RELEASES AND AGREES TO RELEASE AGENT AND SAID ATTORNEYS FROM ALL PROCEDURAL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH JUDGMENT OR JUDGMENTS OR IN CAUSING SUCH WRITS OR PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, PROVIDED THAT AGENT SHALL HAVE FILED IN SUCH ACTION OR ACTIONS AN AFFIDAVIT OR AFFIDAVITS MADE BY SOMEONE ON AGENT’S BEHALF SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF SUCH JUDGMENT OR JUDGMENTS ACCORDING TO THE TERMS OF THIS INSTRUMENT, OF WHICH FACTS SUCH AFFIDAVIT OR AFFIDAVITS SHALL BE PRIMA FACIE EVIDENCE.  IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER ANY SUCH ACTION OR ACTIONS HAVE BEEN COMMENCED THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD OR BE TERMINATED, OR POSSESSION OF THE PREMISES, IMPROVEMENTS OR BUILDING EQUIPMENT REMAINS IN OR IS RESTORED TO F&H OR ANYONE CLAIMING UNDER, BY OR THROUGH F&H, AGENT MAY, WHENEVER AND AS OFTEN AS AGENT SHALL HAVE THE RIGHT TO AGAIN TAKE POSSESSION OF THE PREMISES, IMPROVEMENTS AND BUILDING EQUIPMENT, BRING ONE OR MORE FURTHER CONFESSIONS IN THE MANNER SET FORTH HEREIN TO RECOVER POSSESSION OF THE PREMISES, IMPROVEMENTS AND BUILDING EQUIPMENT.  THE AUTHORITY AND POWER ABOVE GIVEN SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL FINAL PAYMENT IN FULL OF ALL SECURED INDEBTEDNESS (AS DEFINED IN THE MORTGAGES).

7.             Amendments to Loan Agreement.

(a)           Definitions.

(i)            Section 10.1(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d)   “Borrowing Base Amount” shall mean the remainder of (i) the sum of (A) up to seventy-five percent (75%) of the book value of Eligible Receivables, plus (B) up to seventy-five percent (75%) of the Value of Eligible Inventory, minus (ii) the Reserve.”

(ii)           Section 10.1 of the Loan Agreement is hereby amended by adding the following definition thereto:

‘“Reserve” shall mean an amount equal to Two Million Six Hundred Thousand Dollars ($2,600,000.00).”

(b)           Pro Rate Line Percentage; Pro Rata Line Share.  Schedule A to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(c)           Other Schedules.  The other Schedules to the Loan Agreement are hereby replaced with the Schedules attached hereto.

8.             Third-Party Locations; Through-Put Locations.

(a)           Third Party Locations.  F&H represents and warrants to Agent and Lenders that the portions of the Collateral which are tangible property and F&H’s books and records (both pertaining to the Collateral and otherwise) are located at the addresses set forth on Schedule 8(a) attached hereto, which addresses included, without limitation, all “through-put” or similar locations.

(b)           Through-Put Contracts.  F&H represents and warrants to Agent and Lenders that Schedule 8(a) attached hereto sets forth (i) a complete list of all of F&H’s agreements in connection with any “through-put” or similar arrangements and (ii) the current contact information for each through-put operator.

(c)           Notification of Lien.  At Agent’s option from time to time, Agent may notify each party to F&H’s agreements in connection with any “through-put” or similar arrangements of Agent’s security interest in the Collateral.  F&H shall provide such information and take such actions as Agent may reasonably request in connection with the giving of such notice.

(d)           Confirmation of Certain Through-Put Provisions.  In connection with the “through-put” and similar arrangements identified on Schedule 8(a) hereto (i) F&H shall not be required to obtain waiver and access agreements from the other parties to such arrangements, (ii) the Reserve has been instituted and (iii) the inventory of F&H at the locations listed on
Schedule 8(a) hereto shall constitute Eligible Inventory to the extent that all of the requirements for Eligible Inventory set forth in the definition thereof (except for the provisions of subsection (viii) of such definition) continue to be satisfied.  F&H acknowledges and agrees that the Reserve is in effect with respect to the “through-put” and similar arrangements in effect on the date hereof and identified on Schedule 8(a) hereto.  F&H further acknowledges and agrees that, with respect to any “through-put” or similar arrangements F&H enters into after the date hereof, (A) F&H shall comply with the provisions of Section 6.39 of the Loan Agreement and (B) Agent reserves the right to exclude from Eligible Inventory any inventory of F&H in connection with any such “through-put” or similar arrangements which fails to satisfy the requirements of subsection (viii) of the definition of Eligible Inventory.

9.             Additional Documents.  On or before the date hereof, and in addition to all other requirements set forth in this Amendment, F&H shall execute and deliver, or cause to be executed and delivered, as applicable, to Agent at F&H’s sole cost and expense,

(a)           updated schedules to the Loan Agreement, after giving effect to the Merger and the Acquisition;

(b)           an amendment, ratification and confirmation of (i) the Amended and Restated Security Agreement and Assignment of Hedging Account among Borrower, Agent and Citigroup (successor to Solomon Smith Barney Inc.) and (ii) the Amended and Restated Security Agreement and Assignment of Hedging Account among Borrower, Agent and Newedge Financial, Inc. (successor to Calyon Financial, Inc., successor to Carr Futures Inc.);

(c)           an amendment, ratification and confirmation of that certain Amended and Restated Intellectual Property Security Agreement dated December 16, 2004 between Borrower and Agent;

(d)           a copy of all of F&H’s agreements in connection with any “though-put” or similar arrangements (the “Through-Put Contracts”) along with all documents as Agent may reasonably require in connection with F&H’s inventory subject to such agreements;

(e)           an opinion of counsel for F&H, addressed to the Agent and dated the date hereof;

(f)            evidence of insurance of F&H evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents; and

(g)           search reports on F&H showing no liens, judgments, suits, encumbrances, bankruptcies or restrictions of any nature with respect to F&H;

(h)           true and complete copies of the Transaction Documents and each of the documents executed pursuant thereto or in connection therewith, none of which shall have been amended or modified;

(i)            evidence that each party to a Derivatives Contract has consented to the Merger;

(j)            an officer’s certificate of F&H certifying as true and correct (i) F&H’s formation documents, (ii) the Articles of Merger and evidence of filing with the Pennsylvania Secretary of State, (iii) F&H’s governing documents, (iv) incumbency of F&H’s officer’s and directors and (v)  the resolutions of the members, managers with respect to the transactions contemplated hereby;

(k)           copies of certificates of good standing, subsistence or its equivalent with respect to F&H of the state or other jurisdiction of formation and each other jurisdiction in which F&H is qualified to do business; and

(l)            such additional documents, agreements, assignments, amendments, certificates and other items as Lenders may reasonably request to evidence or effect the terms hereof or of any documents executed in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Agent and/or Lenders herein or therein.

All such documents, agreements, assignments, amendments, certificates, consents and other items shall be in form and content reasonably acceptable to Agent.  F&H hereby authorizes Agent to file any and all financing statements, amendments and continuations thereto in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, as necessary or advisable to evidence, perfect or continue all security interests granted to Agent, for its benefit and the benefit of Lenders including, without limitation its security interest in all assets of F&H.  Such financing statements may describe the collateral in the same manner as described in the Loan Agreement, as amended, or any security agreement or pledge agreement entered into in connection therewith or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the continuing perfection of the security interest in the Collateral including, without limitation, Agent’s security interest in all assets of F&H and such description may describe such property as “All present and future assets of Debtor and all products and proceeds thereof, wherever located.”  F&H hereby authorizes Agent to file such other items as Agent may reasonably require to evidence or perfect Agent’s continuing security interests and liens in and against the Collateral, including, without limitation, all assets of F&H.  F&H agrees to join with Agent in notifying any third party with possession of any Collateral of Agent’s security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent, as agent for the Lenders.  F&H will cooperate with Agent in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

10.           References.  From and after the date hereof:

(a)           All references in the Loan Agreement and each of the other Loan Documents to “Borrower” shall mean F&H; and

(b)           All references in the Loan Agreement and the other Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

11.           Term Loan.  On the date hereof, F&H shall pay in full the outstanding principal balance of the Term Loan, together with all accrued and unpaid interest thereon.  No portion of the Term Loan may be reborrowed.

12.           Further Agreements and Representations.  F&H does hereby:

(a)           ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

(b)           covenant and agree to perform all obligations of F&H contained herein, under the Loan Agreement, as amended, and the other Loan Documents;

(c)           acknowledge and agree that as of the date hereof F&H has no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

(d)           acknowledge and agree that all representations and warranties of F&H (as amended by the updated schedules attached hereto) contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e)           represent and warrant that no Default or Event of Default exists and all information described in the foregoing Background and in Section 1 above is true, accurate and complete;

(f)            acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and do not constitute a release, termination or waiver of any of the rights or remedies granted to Agent or any Lender therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the Obligations; and

(g)           acknowledge and agree that F&H’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents, subject to any applicable cure periods contained therein.

13.           Additional Documents; Further Assurances.  F&H covenants and agrees to execute and deliver to Agent, or to cause to be executed and delivered to Agent contemporaneously herewith, at the sole cost and expense of F&H, this Amendment and any and all other documents, agreements, statements, resolutions, certificates, consents and information as Agent or any Lender may reasonably require in connection with the matters or actions described herein.  F&H further covenants and agrees to execute and deliver to Agent or to cause to be executed and delivered at the sole cost and expense of F&H, from time to time, any and all other documents, agreements, statements, certificates and information as Agent or any Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Agent’s and each Lender’s interest in the Collateral.  All such documents, agreements, statements, etc., shall be in form and content acceptable to Agent in its reasonable sole discretion.

14.           Fees, Cost, Expenses and Expenditures.  F&H will pay all of Agent’s and each Lender’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, reasonable attorney’s fees, disbursements, expenses and disbursements of counsel retained by Agent and all fees related to title insurance, filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.

15.           Inconsistencies.  To the extent of any inconsistency between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail.  All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by F&H.

16.           Construction.  All references to the Loan Agreement therein or in any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

17.           No Waiver.  Nothing contained in this Amendment and no actions taken pursuant to the terms hereof are intended to nor shall they constitute a waiver by Agent or any Lender of any rights or remedies available to Agent or any Lender at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

18.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.           Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

20.           Modifications.  No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

21.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

22.           Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

FARM & HOME OIL COMPANY LLC, a Pennsylvania limited liability company (successor by merger to Farm & Home Oil Company, a Pennsylvania corporation)

By:	_/s/ James M. Boyd
Name/Title:	James Boyd, CFO & VP

UNIVEST NATIONAL BANK AND TRUST CO., as Agent and a Lender

By:	/s/ Philip C. Jackson
Name/Title:	Philip C. Jackson, Executive Vice President and Market President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Harry E. Ellis
Name/Title:	Harry E. Ellis, Senior Vice President

FULTON BANK, as a Lender

By:	/s/ Christopher M. Markley
Name/Title:	Christopher M. Markley, SVP

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Daniel J. Astolfi
Name/Title:	Daniel J. Astolfi, SVP

Schedule A

Pro Rata Line Percentages, Pro Rata Line Share

Financial Institution	Working Capital Line (“Pro Rata Line Percentage”)	Pro Rata Line Share

Univest National Bank and Trust Co.	13.3333334%	November 20, 2007 through and including April 30, 2008 - $18,666,668.00 May 1, 2008 and at all times thereafter - $13,333,334.00

Wachovia Bank, National Association	34.5833333%	November 20, 2007 through and including April 30, 2008 - $48,416,666.00 May 1, 2008 and at all times thereafter - $34,583,333.00

Fulton Bank	17.5%	November 20, 2007 through and including April 30, 2008 - $24,500,000.00 May 1, 2008 and at all times thereafter - $17,500,000.00

Citizens Bank of Pennsylvania	34.5833333%	November 20, 2007 through and including April 30, 2008 - $48,416,666.00 May 1, 2008 and at all times thereafter - $34,583,333.00